Exhibit 10.2

GRANITE CONSTRUCTION INCORPORATED
2021 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors April 1, 2021

Approved by Stockholders June 2, 2021

SECTION 1.	ESTABLISHMENT, PURPOSE, AND TERM OF PLAN

1.1     Establishment. The Granite Construction Incorporated 2021 Equity Incentive Plan is established as of the Effective Date.

1.2    Purpose. The purpose of the Plan is to advance the interests of the Company by attracting and retaining talented and creative Employees, Directors and Consultants, compete in the marketplace, deliver consistent financial performance and grow shareholder value. The Plan seeks to achieve these purposes by providing for Awards in the form of Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and by providing for payments in the form of shares of Stock or cash.

1.3     Term of Plan. The Plan shall remain in effect until the earliest of (a) its termination by the Committee pursuant to Section 14, (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed or (c) the date ten (10) years from the Effective Date.

SECTION 2.	DEFINITIONS AND CONSTRUCTION

2.1     Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)     “Affiliate” means, at the time of determination, any Parent Corporation or Subsidiary Corporation.

(b)     “Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” a “Restricted Stock Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement” or an “Other Stock-Based Award Agreement.”

(d)     “Board” means the Board of Directors of the Company.

(e)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)     “Cause” means, unless otherwise defined in the Participant’s Award Agreement, employment contract or service contract, the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company's documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of any Participating Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which the Company is required to prepare an accounting restatement; (iv) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of any Participating Company (including, without limitation, the Participant's improper use or disclosure of the confidential or proprietary information of a Participating Company); (v) any intentional act by the Participant which has a material detrimental effect on the reputation or business of a Participating Company; (vi) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform his or her duties with a Participating Company.

(g)     "Change in Control" means, except as otherwise provided in the Participation Agreement applicable to a given Participant, the occurrence of any of the following:

(i)       any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than thirty percent (30%) of the total combined voting power of the Company's then-outstanding stock entitled to vote generally in the election of directors;

(ii)     the Company is party to a merger or consolidation which results in the holders of the voting stock of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the stock entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation;

(iii)     the sale or disposition of all or substantially all of the Company's assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or

(iv)     a change in the composition of the Board within any consecutive 12-month period as a result of which fewer than a majority of the directors are Incumbent Directors; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (1) or (2) of this Section in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i)     “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)      “Company” means Granite Construction Incorporated, a Delaware corporation, or any successor corporation thereto.

(k)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(l)      “Director” means a member of the Board.

(m)   “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5(a)(i) hereof, the term Disability shall the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined on the date of termination from employment with the Company under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5(a)(i) hereof within the meaning of Section 22(e)(3) of the Code, the Committee, in compliance with Section 409A of the Code, may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by a Participating Company in which a Participant participates or a determination of a Participant's total disability by the Social Security Administration.

(n)   “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.  Notwithstanding anything in the Plan to the contrary, any dividends or Dividend Equivalent credited with respect to an Award shall be settled only if, when and to the extent that such Award vests and the value of the amounts payable with respect to such Award shall be forfeited if such Award does not vest.  For the avoidance of doubt, Participants may not be credited with dividends or Dividend Equivalents paid with respect to shares of Stock underlying an Option (or stock appreciation right).

(o)     “Effective Date” means April 1, 2021.

(p)     “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(q)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)     “Fair Market Value” means, as of any relevant date, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) on the date of determination on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in a source as the Company deems reliable. If the date of determination does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the date of determination. If, on the date of determination, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Committee in compliance with Code Section 422 and Code Section 409A.

(s)     “Good Reason” means, unless otherwise defined in the Participant’s Award Agreement, employment contract or service contract, the occurrence following a Change in Control of any of the following conditions without the Participant's informed written consent, which condition(s) remain(s) in effect thirty (30) days after written notice to the Company from the Participant of such condition(s) and which notice must have been given within sixty (60) days following the initial occurrence of such condition(s): (i) a material diminution in the Participant's authority, duties or responsibilities, causing the Participant's position to be of materially lesser rank or responsibility within the Company or an equivalent business unit of its parent; (ii) a decrease in the Participant's base salary (except as part of a broad-based reduction plan applicable to substantially all Employees; (iii) a geographical relocation of the Participant's principal office location by more than thirty (30) miles (one-way); or (iv) any material breach of this Plan by the Company with respect to Participant.

(t)     “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u)   "Incumbent Director" means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(v)     “Insider” means an officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)     “Non-Employee Director” means a Director who is not an Employee.

(x)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(y)     “Option” means the right to purchase Stock at a stated price for a specified period of time pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)     “Other Stock-Based Award” means an award, other than an Option, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, based in whole or in part by reference to the Stock and payable in Stock or cash.

(aa)     “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(bb)     “Participant” means any eligible person who has been granted one or more Awards.

(cc)     “Participating Company” means the Company or any Affiliate.

(dd)     “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(ee)      “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3.

(ff)       “Performance Measure” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. One of or more of, or a combination of, the following Performance Measures may be used by the Committee in its discretion:

● Revenue	● Return on capital	● Return on assets
● Net income or adjusted net income	● Return on net assets	● Overhead
● Gross margin or gross profit margin	● Economic value added	● Earnings before income tax, (EBIT) / pre-tax profit
● Operating margin	● Earnings before income tax, depreciation and amortization (EBITDA)	● Return on equity
● Selling, general and administrative expense (SG&A)	● Net operating profits, net of taxes	● Operating income and adjusted operating income
● Cash flow and operating cash	● Net asset value	● Gross profit
● Earnings per share	● Cost of capital and weighted average cost of capital	● Return on invested capital
● Return on stockholder equity	● Economic profit	● Safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)
● Net operating assets	● General and administrative costs
● Total shareholder return	● Backlog

(gg)     “Performance Period” means a period established by the Committee pursuant to Section 9 at the end of which one or more Performance Goals are to be measured.

(hh)     “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ii)       “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 to receive a payment equal to the value of a Performance Unit (payable in Stock or cash), as determined by the Committee, based upon performance.

(jj)       "Prior Plan" means the Granite Construction Incorporated 2012 Equity Incentive Plan.

(kk)     “Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 7.

(ll)       “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 to receive a share of Stock, or cash in lieu thereof, on a date determined in accordance with the provisions of Section 8 and the Participant’s Award Agreement.

(mm)   “Restriction Period” means the period established in accordance with Section 7.3 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(nn)    “Retirement” means (i) with respect to an Employee, termination of employment after attaining the age of 62 and after at least ten (10) years of continuous Service or after attaining the age of 65 and after at least five (5) years of continuous Service, and (ii) with respect to a Non-Employee Director, resignation from Service on the Board after attaining the age of 55 and after at least ten (10) years of continuous Service on the Board.

(oo)     “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(pp)     “Securities Act” means the Securities Act of 1933, as amended.

(qq)     “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, Consultant or Director. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service; provided, however, that if the Participating Company for which the Participant is rendering Service ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Participant’s Service will be considered to have terminated on the date such Participating Company ceases to qualify as an Affiliate. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the first day immediately following such ninety- (90-) day period any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s Service has terminated and the effective date of such termination. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(rr)      “Stock” means the Common Stock of the Company, as adjusted from time to time in accordance with Section 5.3.

(ss)      "Stockholder Approval Date" means the date on which the stockholders of the Company approve the Plan.

(tt)       “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(uu)     “Tax-Related Items” means federal, state and local taxes required by law to be withheld and any employer tax liability shifted to a Participant.

(vv)     “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(ww)   “Vesting Conditions” mean those conditions established in accordance with Section 7.3 or Section 8.3 of the Plan prior to the satisfaction of which shares or share equivalents subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3.	ELIGIBILITY AND AWARD LIMITATIONS

3.1     Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or Parent Corporation or Subsidiary Corporation.

3.2     Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors. Eligible persons may be granted more than one (1) Award.

3.3     Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Two Million Nine Hundred and Fifteen Thousand Six Hundred Sixty-Five (2,915,665) shares. Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board's most recent approval of the Plan. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 5.1, subject to adjustment as provided in Section 5.2 and Section 5.3.

3.4     Maximum Number of Shares Issuable to Non-Employee Directors. The aggregate dollar value of Awards and cash compensation granted and paid to a Non-Employee Director with respect to any fiscal year of the Company shall not exceed $700,000. For purposes of this Section 3.4, Awards shall be valued on the date of grant.

SECTION 4.	ADMINISTRATION

4.1     Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive for all purposes and upon all persons whomsoever.

4.2     Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. In addition to the foregoing and to the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to Employees and Consultants, provided that no such officer shall have or obtain authority to grant Awards to himself or herself or to an Insider. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or any officer to whom the Board or the Committee has delegated authority to administer the Plan.

4.3     Administration with Respect to Insiders. With respect to participation in the Plan by Insiders, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

4.4     Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award and the value of a unit;

(b)	to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)

to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise price of any Option, (ii) the method of payment for shares purchased upon the exercise of any Option, (iii) the method for satisfaction of any Tax-Related Items withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to the Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)	to determine whether an Award of Restricted Stock Units, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f)	to approve one or more forms of Award Agreement;

(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)

to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)

to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)

to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

4.5     Repricing. Except as otherwise provided in Section 5.3, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not (i) lower the exercise price of any outstanding Option (or stock appreciation right), (ii) at a time when the exercise price of an Option (or stock appreciation right) exceeds the Fair Market Value of the underlying Stock, settle, cancel or exchange any outstanding Option (or stock appreciation right) in consideration for the grant of a new Award, including an Award with a lower exercise price, or for a cash payment (except in connection with a Change in Control), or (iii) take any other action with respect to an Option (or stock appreciation right) that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

SECTION 5.	STOCK SUBJECT TO PLAN

5.1     Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that shall be authorized for Awards granted under the Plan shall be Two Million Nine Hundred and Fifteen Thousand Six Hundred Sixty-Five (2,915,665) shares,[1] less one (1) share for every one (1) share issued in payment of any award granted under the Prior Plan after December 31, 2020 and prior to the Stockholder Approval Date. After the Stockholder Approval Date, no awards may be granted under the Prior Plan. Any shares of Stock issued hereunder shall consist of authorized but unissued or reacquired shares of Stock not reserved for any other purpose, or any combination thereof. Determinations made in respect of the limitations set forth in this Section 5.1 shall be made in a manner consistent with the rules of the New York Stock Exchange (or any other applicable stock exchange).

[1] Comprised of 570,665 shares that remained available for grant under the Prior Plan as of March 31, 2021 and 2,345,000 incremental shares.  After the Stockholder Approval Date, no awards may be granted under the Prior Plan.

5.2     Share Accounting. If (i) any shares of Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award (including on exercise of a stock appreciation right) or (ii) after March 31, 2021 any shares of Stock subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on exercise of a stock appreciation right), then in each such case the shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the Plan on a one-for-one basis. In the event that withholding related to Tax-Related Items arising from an Award other than an Option or stock appreciation right granted under the Plan (or after March 31, 2021, an award other than option or stock appreciation right granted under the Prior Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the shares available for grant under the Plan: (i) shares surrendered or tendered by a Participant or withheld by the Company in payment of the exercise price of an Option (or after March 31, 2021, an option granted under the Prior Plan); (ii) shares tendered (either actually or by attestation) by a Participant or withheld by the Company for Tax-Related Items arising from an Option or stock appreciation right granted under the Plan (or after March 31, 2021, an option or stock appreciation right granted under the Prior Plan); (iii) shares subject to stock appreciation rights granted under the Plan (or after March 31, 2021, stock appreciation rights granted under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or after March 31, 2021, options granted under the Prior Plan).

5.3     Adjustment in Capitalization. In the event of a Capitalization Adjustment, the Committee will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 5.1, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3.3, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Committee will make such adjustments, and its determination will be final, binding and conclusive.

SECTION 6.	STOCK OPTIONS

6.1     Grant of Options. Subject to the provisions of Sections 1.3, 3 and 5, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 6.2 through 6.7 below.

6.2     Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 409A of the Code and Section 424(a) of the Code.

6.3     Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.4     Payment of Exercise Price. The purchase price of Stock upon exercise of any Option shall be paid in full by such methods as shall be permitted by the Committee or as provided in a Participant’s Award Agreement, which need not be the same for all Participants, and subject to the following:

(a)     Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made

(i)      in cash, by check, or cash equivalent,

(ii)     by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price,

(iii)    by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”),

(iv)    if an option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy Tax-Related Items withholding obligations,

(v)     in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement, or

(vi)    by any combination thereof.

The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration. The proceeds from payment of the Option exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

(b)     Limitations on Forms of Consideration.

(i)    Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)    Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.5     Effect of Termination of Service.

(a)     Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)     Death or Disability. If the Participant’s Service is terminated by reason of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”). If an Option intended to be an Incentive Stock Option is exercised by a Participant more than three (3) months following the Participant’s termination of Service by reason of a Disability which is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, such exercise will be treated as the exercise of a Nonstatutory Stock Option to the extent required by Section 422 of the Code. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(ii)    Retirement. If the Participant’s Service is terminated by reason of the Retirement of the Participant, the Option may be exercised at such time (but in any event no later than the Option Expiration Date) and in such amounts as shall be determined by the Committee at the time of grant of the Option and set forth in the Award Agreement.

(iii)   Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv)   Other Termination of Service. If the Participant’s Service terminates for any reason, except death, Disability, Retirement or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant within thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)     Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 12.1 below regarding compliance with securities laws, the Option shall remain exercisable until thirty (30) days after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)     Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.6     Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. For the avoidance of doubt, in no event may an Option be transferred for consideration to a third-party financial institution.

6.7     Dividend Equivalents. Participants may not be credited with dividends or Dividend Equivalents paid with respect to shares of Stock underlying an Option.

SECTION 7.	RESTRICTED STOCK

7.1     Grant of Restricted Stock. Subject to the provisions of Section 1.3, 3 and 5, Awards of Restricted Stock may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of Restricted Stock or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of such Award as the Committee shall determine. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 7.2 through 7.6 below.

7.2     Purchase Price. No monetary payment (other than applicable Tax-Related Items withholding) shall be required as a condition of receiving shares of Restricted Stock, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

7.3     Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. All rights with respect to Restricted Stock granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

7.4     Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted hereunder as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law and under any blue sky or state securities laws applicable to such shares, and may legend the certificates representing the Restricted Stock to give appropriate notice of such restrictions.

7.5     Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares. Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying a Restricted Stock Award in a manner determined by the Committee in its sole discretion, provided that payment of such dividends complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends, including cash, shares of Stock or Restricted Stock. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding anything to the contrary in the Plan, any dividends credited with respect to a Restricted Stock Award shall be settled only if, when and to the extent that such Restricted Stock Award vests and the value of the amounts payable with respect to such Restricted Stock Award shall be forfeited if such Restricted Stock Award does not vest.

7.6     Effect of Termination of Service. The effect of a Participant’s termination of Service on his or her Restricted Stock Award shall be set forth in the Participant's Award Agreement.

SECTION 8.	RESTRICTED STOCK UNITS

8.1     Grant of Restricted Stock Units. Subject to the provisions of Sections 1.3, 3 and 5, Awards of Restricted Stock Units may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5. Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 8.2 through 8.7 below.

8.2     Purchase Price. No monetary payment (other than applicable Tax-Related Items withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

8.3     Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

8.4    Voting, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Participants may, if the Committee so determines, be credited with Dividend Equivalents paid with respect to shares of Common Stock underlying a Restricted Stock Unit Award in a manner determined by the Committee in its sole discretion, provided that payment of such Dividend Equivalents complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of Dividend Equivalents, including cash, shares of Stock or Restricted Stock Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. Notwithstanding anything in the Plan to the contrary, any Dividend Equivalents credited with respect to a Restricted Stock Unit Award shall be settled only if, when and to the extent that such Restricted Stock Unit Award vests and the value of the amounts payable with respect to such Restricted Stock Unit Award shall be forfeited if such Restricted Stock Unit Award does not vest.

8.5     Effect of Termination of Service. The effect of a Participant’s termination of Service on his or her Restricted Stock Award shall be set forth in the Participant's Award Agreement.

8.6     Settlement of Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 8.4), or cash in lieu thereof, for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable Tax-Related Items. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. Any deferral election made pursuant to the terms of this Section 8.6 shall be made by giving notice in a manner and within the time prescribed by the Company and in compliance with Section 409A of the Code.

8.7     Nontransferability of Restricted Stock Unit Awards. Prior to the settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

SECTION 9.	PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1    Grant of Performance Shares or Performance Units. Subject to the provisions of Sections 1.3, 3 and 5, the Committee, at any time and from time to time, may grant Awards of Performance Shares or Performance Units to such Participants and in such amounts, as it shall determine. Each grant of a Performance Share or Performance Unit Award shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject thereto, the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award as the Committee shall determine. No Performance Share or Performance Unit Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Share or Performance Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 9.2 through 9.10 below.

9.2     Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting an Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 5.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final amount payable to the Participant in settlement of a Performance Share or Performance Unit will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3    Establishment of Performance Goals and Performance Period. The Committee, in its discretion, shall establish in writing the Performance Period and Performance Goal(s) applicable to each Performance Share or Performance Unit Award. Such Performance Goal(s), when measured at the end of the Performance Period, shall determine the ultimate value of the Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Share or Performance Unit Award of the terms of such Award, including the Performance Period and applicable Performance Goals.

9.4     Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more Performance Measures of business or financial performance. Unless otherwise set forth in the applicable Award Agreement, Performance Measures shall have the same meanings as used in the Company’s financial statements, or if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the ultimate value of a Performance Share or Performance Unit Award determined by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures and/or Performance Goals shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit thereof as may be selected by the Committee. Notwithstanding the foregoing, the Committee may make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period in its discretion.

9.5    Determination of Value of Performance Shares and Performance Units. As soon as practicable following the completion of the Performance Period for each Performance Share and Performance Unit Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have discretion, on the basis of such criteria as may be established by the Committee, to decrease the value of an Award payable upon its settlement.

9.6     Dividend Equivalents. Participants may, if the Committee so determines, be credited with dividends or Dividend Equivalents paid with respect to shares of Common Stock underlying a Performance Share or Performance Unit Award in a manner determined by the Committee in its sole discretion, provided that payment of such dividends or Dividend Equivalents complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of Dividend Equivalents, including cash, shares of Stock, Performance Shares or Performance Units. Any Dividend Equivalents credited with respect to a Performance Share or Performance Unit Award shall be settled only if, when and to the extent that such Performance Share or Performance Unit Award vests and the value of the amounts payable with respect to such Performance Share or Performance Unit Award shall be forfeited if such Performance Share or Performance Unit Award does not vest.

9.7    Form and Timing of Payment. Payment of the ultimate value of a Performance Share or Performance Unit Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.5 and 9.6 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Payments in shares of Stock shall be determined by (i) the Fair Market Value of a share of Stock on the last day of such Performance Period, (ii) the average Fair Market Value of a share of Stock over the first thirty (30) days of such Performance Period or (iii) in such other manner as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee and set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment of Dividend Equivalents or interest during the deferral period. Any payment made on a deferred basis shall be made in a manner and within the time prescribed by the Committee and in compliance with Section 409A of the Code.

9.8    Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Share or Performance Unit Award may be fully vested and freely transferable shares or may be shares of Restricted Stock subject to Vesting Conditions as provided in Section 7.3. Any such shares of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to the terms and conditions set forth in Sections 7.3 through 7.6 above.

9.9    Effect of Termination of Service. The effect of a Participant’s termination of Service on his or her Restricted Stock Award shall be set forth in the Participant's Award Agreement.

9.10   Nontransferability. Prior to settlement in accordance with the provisions of the Plan, no Performance Share or Performance Unit may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Share or Performance Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

SECTION 10.	OTHER STOCK-BASED AWARDS

Other Stock-Based Awards valued in whole or in part by reference to, or otherwise based on, Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards. Subject to the provisions of the Plan, the Committee will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards will be granted, the number of shares of Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock-Based Awards and all other terms and conditions of such Other Stock-Based Awards. Notwithstanding anything in the Plan to the contrary, any Dividend Equivalents credited with respect to an Other Stock-Based Award shall be settled only if, when and to the extent that such Other Stock-Based Award vests and the value of the amounts payable with respect to such Other Stock-Based Award shall be forfeited if such Other Stock-Based Award does not vest.

SECTION 11.	CHANGE IN CONTROL

11.1   Effect of Change in Control. Unless otherwise set forth in the Participant’s Award Agreement, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall either assume all outstanding Awards or substitute new Awards having an equivalent value for such outstanding Awards; provided, however, that Awards that are not assumed or substituted by the Acquiring Corporation shall become immediately exercisable and vested as of the effective date of the Change in Control. In the event the Participant's Service is terminated without Cause or for Good Reason within 24 months following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Awards shall become immediately exercisable and vested as of the date of the Participant's termination of Service.   For purposes of the preceding sentence, all Performance Goals or other vesting criteria for Performance Share or Performance Unit Awards will be deemed achieved at 100% of the target levels and all other terms and conditions will be deemed met as of the date of the Participant's termination of Service. With respect to the assumption or substitution of Performance Shares or Performance Unit Awards as provided for in this Section 11.1, the Acquiring Corporation may substitute Awards therefor that are subject to vesting based on the continuous service of the Participant.

11.2   Cancellation of Awards. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based up on the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor. In the case of any Performance Share or Performance Unit Awards, any applicable Performance Goals or other vesting criteria for will be deemed achieved at 100% of the target levels for purposes of determining payment therefor.

SECTION 12.	REQUIREMENTS OF LAW

12.1   Compliance with Securities Law. The granting of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, securities exchanges or market systems as may be required. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.2   Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

SECTION 13.	TAX WITHHOLDING

Each Participating Company shall have the authority and right to deduct or withhold or require a Participant to remit to the Participating Company, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the appropriate Participating Company, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares of Stock underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; or (iii) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of Stock shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholdings obligations with respect to any taxable event concerning the Grantee or such other person arising as a result of the Plan.

SECTION 14.	AMENDMENT AND TERMINATION OF PLAN

14.1     Amendment and Termination of Plan. The Committee at any time may terminate, and from time to time, may amend, the Plan; provided, however, that no such amendment may be made without approval of the stockholders of the Company to the extent that the Committee deems such stockholder approval to be necessary or advisable for compliance with applicable tax and securities laws or other regulatory requirements, including the requirements of any stock exchange or market system on which the Stock is then listed.

14.2     Effect of Amendment or Termination. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

SECTION 15.	MISCELLANEOUS PROVISIONS

15.1     Stockholder Approval. The Plan must be approved by the stockholders of the Company within twelve (12) months following or twelve (12) months preceding the adoption of the Plan by the Board.

15.2     Sub-Plans. The Committee may, from time to time, establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, however each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

15.3   Beneficiary Designation. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her spouse, or if none, the Participant’s children in equal shares, or if none, the Participant’s estate.

15.4    Rights as an Employee, Consultant or Director. No individual, even though eligible pursuant to Section 3, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

15.5     Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 5.3 or another provision of the Plan.

15.6     Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

15.7     Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

15.8     Indemnification. In addition to such other rights of indemnification as they may have as members of the Committee or officers or employees of the Participating Company Group, members of the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

15.9     Compliance With Section 409A of the Code. The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment.

Anything in this Plan to the contrary notwithstanding, if an Award constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Board shall not be made to the Participant unless the Participant’s termination of employment or service with the Board constitutes a “separation from service” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any the regulations or other guidance thereunder. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).

15.10   Non-Exempt Employees. If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a corporate transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 15.10 will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

15.11   Compliance with Section 16(b). With respect to Participants who are Insiders, all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. All transactions under the Plan involving Insiders are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Insiders.

15.12   Electronic Delivery. Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

15.13   Clawback/Recovery. All Awards granted under the Plan are and will be subject to recoupment in accordance with the Company's current clawback policy or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Granite Construction Incorporated 2021 Equity Incentive Plan as duly adopted by the Board on April 1, 2021.

GRANITE CONSTRUCTION INCORPORATED

/s/ M. Craig Hall
By: M. Craig Hall
Title: Senior Vice President, General Counsel and Secretary